Exhibit 24





                           POWER OF ATTORNEY



          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Time Warner Inc. (formerly named TW Inc.), a Delaware corporation (the "Corporation"), hereby constitutes and appoints RICHARD J. BRESSLER, PETER R. HAJE, GERALD M. LEVIN, JOHN A. LABARCA, PHILIP R. LOCHNER, JR., THOMAS W. MCENERNEY, AND RICHARD D. PARSONS and each of them, his true and lawful attorneys-in-fact and agents, with full power to act without the others, for him and in his name, place and stead, in any and all capacities, to sign one or more Registration Statements on Form S-3, Form S-4 or Form S-8 or any other appropriate form and any and all amendments to any such Registration Statement (including post-effective amendments), to be filed with the Securities and Exchange Commission for the registration under the provisions of the Securities Act of 1933, as amended, of the shares of common stock, par value $0.01 per share, of the Corporation (including any associated preferred stock purchase rights), the shares of preferred stock par value $.10 per share, of the Corporation, and interests in certain employee benefit plans of the Corporation and its subsidiaries to be issued in connection with (a) transactions contemplated by the Amended and Restated Agreement and Plan of Merger dated as of September 22, 1995, among the Corporation, Time Warner Inc., Time Warner Acquisition Corp., TW Acquisition Corp. and Turner Broadcasting System, Inc., as amended by Amendment No. 1 thereto dated as of August 8, 1996 (the "Merger Agreement"), (b) the Time Warner Dividend Reinvestment and Stock Purchase Plan, and (c) certain employee benefit plans of the Corporation including (1) the Time Warner Savings Plan, (2) the Cable Employees Savings Plan, (3) the Time Warner Thrift Plan, (4) the Time Warner 1989 Stock Incentive Plan, (5) the Time Warner 1989 Lorimar Non-Employee Replacement Stock Option Plan, (6) the Time Warner 1989 WCI Replacement Stock Option Plan, (7) the 1988 Restricted Stock Plan for Non-Employee Directors of Time Warner Inc., (8) the Time Warner Inc. 1988 Stock Incentive Plan,
(9) the Time Warner 1986 Stock Option Plan, (10) the Time Warner 1981 Stock Option Plan, (11) the Time Warner Publishing Group Stock Incentive Plan, (12) the Time Warner Filmed Entertainment Group Stock Incentive Plan, (13) the Time Warner Music Group Stock Incentive Plan,
(14) the Time Warner Programming Group Stock Incentive Plan, (15) the Time Warner Cable Television Group Stock Incentive Plan, (16) the Time Warner Corporate Group Stock Incentive Plan, (17) the Time Warner Inc. 1993 Stock Option Plan, (18) the Time Warner Inc. 1994 Stock Option Plan, (19) the Time Warner 1996 Stock Option Plan for Non-Employee Directors, (20) the Turner Broadcasting System, Inc. 1988 Stock Option Plan, (21) the Turner Broadcasting System, Inc. 1993 Stock Option and Equity-Based Award Plan, (22) the New Line Cinema Corporation 1986 Stock Option Plan, (23) the New Line Cinema Corporation 1990 Stock Option Plan, (24) the New Line Cinema Corporation 1991 Stock Option Plan, (25) the New Line Cinema Corporation Nonqualified Stock Option Agreements, and (26) other employee stock incentive, stock option and benefit plans or successor plans maintained for the benefit of employees of the Corporation or any of its subsidiaries and Turner Broadcasting System, Inc. or any of its subsidiaries, including New Line Cinema Corporation, in accordance with the terms of the Merger Agreement, with power where appropriate to affix thereto the corporate seal of the Corporation and to attest said seal, and to file any such Registration Statement, including a form of prospectus, and any and all amendments and post-effective amendments to any such Registration Statement, with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, each of the undersigned has hereunto set his name as of the 10th day of October, 1996.


(i)  Principal Executive Officer:


/s/ Gerald M. Levin
--------------------------------
Gerald M. Levin
Director, Chairman of the Board
and Chief Executive Officer



(ii)  Principal Financial Officer:


/s/ Richard J. Bressler
--------------------------------
Richard J. Bressler
Senior Vice President and
Chief Financial Officer



(iii)  Principal Accounting Officer:


/s/ John A. LaBarca
--------------------------------
John A. LaBarca
Vice President and
Controller





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(iv)  Directors:


/s/ Merv Adelson
--------------------------------
      (Merv Adelson)



/s/ Lawrence B. Buttenwieser
--------------------------------
   (Lawrence B. Buttenwieser)



/s/ Beverly Sills Greenough
--------------------------------
    (Beverly Sills Greenough)



/s/ Carla Hills
--------------------------------
      (Carla Hills)



/s/ David T. Kearns
--------------------------------
    (David T. Kearns)



/s/ Reuben Mark
--------------------------------
     (Reuben Mark)



/s/ Michael A. Miles
--------------------------------
    (Michael A. Miles)



/s/ J. Richard Munro
--------------------------------
    (J. Richard Munro)



/s/ Richard D. Parsons
--------------------------------
    (Richard D. Parsons)



/s/ Donald S. Perkins
--------------------------------
   (Donald S. Perkins)

(iv)  Directors (Cont.):


/s/ R. E. Turner
--------------------------------
    (R. E. Turner)



/s/ Raymond S. Troubh
--------------------------------
    (Raymond S. Troubh)



/s/ Francis T. Vincent
--------------------------------
    (Francis T. Vincent)